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                                                                    EXHIBIT 3.33

                            ARTICLES OF ORGANIZATION
                            ------------------------

      Pursuant to Title 29, Chapter 13 of the District of Columbia Code (the D.C. Limited Liability Company Act of 1994), the organizer named below adopts the following Articles of Organization:

FIRST: The name of this limited liability company shall be Healthcare Compliance, L.L.C.

SECOND: The effective date of these articles shall be the date of their delivery to the Superintendent of Corporations of the District of Columbia.

THIRD: The period of duration of this limited liability company shall be until April 30, 2027.

FOURTH: The purposes for which this limited liability company has been organized are to engage in the business of providing services related to the compliance of persons or entities in the healthcare industry with federal, state and local laws and regulations and to engage in any other lawful business.

FIFTH: The address of this limited liability company's registered office in the District of Columbia is 1090 Vermont Avenue, N.W., Suite 910, Washington, D.C. 20005.

SIXTH: The name of this limited liability company's registered agent in the District is National Registered Agents, Inc. This agent's consent to act as registered agent for the company is evidenced in the attached executed "Written Consent To Act As Registered Agent."

SEVENTH: This limited liability company's principal place of business is 1275 Pennsylvania Avenue, N.W., Suite 1100, Washington, D.C. 20007.

EIGHTH: The number of organizers of this company is one. The name and address of the organizer is:

            Name                 Address
            ----                 -------
            Ronald P. Soltman    3401 West End Avenue
                                 Suite 700
                                 Nashville, TN 37203

DATE:       April 28, 1997

                                        /s/ Ronald P. Soltman
                                        --------------------------------
                                        Organizer